Exhibit 99.1

IA GLOBAL ANNOUNCES DELAYED FILING OF FORM 10-Q AND NYSE AMEX DEFICIENCY NOTICE

SAN FRANCISCO, CA. August 19, 2009/Business Wire

IA Global Inc. (NYSE AMEX US: IAO) (the “Company”) announced that it would not be able to file its Form 10-Q for the three months ended June 30, 2009 as required by August 19, 2009. This delay is due to the late filing of its Form 10-K, which the Company expects to file on August 21-28, 2009, and the late and incomplete receipt of June 30, 2009 financial records for Global Hotline and Taicom Securities Co Ltd. The Company expects to file the Form 10-Q on approximately September 3, 2009.

Preliminary Results for the Three Months Ended June 30, 2009

Preliminary results for the three months ended June 30, 2009, before any potential audit adjustments related to the filing of the Form 10-K for the twelve months ended March 31, 2009, are as follows:

Total assets- $29-$33 million as of June 30, 2009

Total liabilities- $26-$27 million as of June 30, 2009

Total stockholder equity- $3-$6 million as of June 30, 2009

Sales- $11-$13 million for the three months ended June 30, 2009

Net loss- $1-$2 million for the three months ended June 30, 2009

Additional details will be provided with the filing of the Form 10-Q for the three months ending June 30, 2009. The financial results are subject to adjustment.

Receipt of NYSE AMEX Deficiency Letter Dated August 19, 2009

The Company received a Deficiency Letter from the NYSE AMEX Stock Exchange dated August 19, 2009. In this letter, Staff has now determined that the Company has not filed its Form 10-Q for the three months ended June 30, 2009. The timely filing of this report is a condition of the Company’s continuing listing on the Exchange, as required by Sections 134 and 1101 of the Exchanges Company Guide. In addition, the Company’s failure to file this report is a material violation of its listing agreement with the Exchange. Pursuant to 1003(d) of the Company Guide, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s security from the Exchange.

The Company submitted a plan to the Exchange on August 4, 2009 and expects to bring the Company in compliance with Sections 134 and 1101 of the Exchanges Company Guide by October 12, 2009.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a Business Process Outsourcing (“BPO”) and Financial Services corporation targeting the B2B and B2C markets in the Asia Region, the US and Australia. In Japan, IA Global is 100% owner, except as disclosed, of Global Hotline, Inc., a BPO organization, operating several major call centers providing primarily outbound telemarketing services for telecommunications and insurance products. In the Philippines, IA Global operates as Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, and collocation facilities to a variety of industries. In the Asia region, the Company has equity investments of 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 12.6% in Taicom Securities Co. Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. Specifically, we are exposed to various risks related to a decline in general economic conditions, our need for additional financing, our level of indebtedness, our Global Hotline business and contested ownership, our ASFL investment, our NYSE AMEX listing, our controlling shareholder groups, the sale of significant numbers of our shares and a volatile market price for our common stock. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.